Exhibit 4.13

Execution Copy

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”) is dated as of November     , 2010 between Lucid, Inc., a New York corporation, whose principal place of business is located at 2320 Brighton Henrietta T/L Road, Rochester, New York 14623 (the “Company”), and the Purchaser(s) identified on the signature pages hereto (including their successors and assigns, the “Purchaser(s)”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and with the intent to be legally bound hereby, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1                                 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01, and any securities into which such common stock shall hereinafter have been reclassified into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Harris Beach PLLC.

“Company Intellectual Property” means (i) all patents, patent applications, copyrights, trade secrets, mask works, and proprietary rights and processes for technology developed by or for the Company and material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted and (ii) all trademarks, trademark applications, service marks, tradenames as are material to the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

“Confidential Information Agreements” shall have the meaning ascribed to such term in Section 3.1(k)(ix) hereof

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Effective Date” means the date that the initial Registration Statement filed by the Company is first declared effective by the Commission.

“Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of a Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

“ERISA” shall have the meaning ascribed to such term in Section 3.1(k)(vi) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company or (b) securities upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement.

“Expiration Date” means November 30, 2010, subject to extension as set forth in the PPM.

“FDA” shall have the meaning ascribed to such term in Section 3.1(d).

“FDC Act” shall have the meaning ascribed to such term in Section 3.1(d).

“Financial Statements” shall have the meaning ascribed to such term in Section 3.1(h)(i).

“GAAP” means generally accepted accounting principles applied on a consistent basis.

“Gross Proceeds” shall have the meaning ascribed to such term in Section 5.2.

“Hazardous Substance” shall have the meaning ascribed to such term in Section 3.1(cc).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(w).

“Issuance Cut Off Date” means the date that is six months after the final Closing.

“Key Employees” means Jay M. Eastman, Ph.D., Marcy K. Davis-McHugh, William J. Fox, James Joy and Christi Alessi Fox.

“Knowledge,” including the phrase “to the knowledge of the Company,” shall mean the knowledge of the employees of the Company, including, but not limited to, each Key Employee.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Contracts” shall have the meaning ascribed to such term in Section 3.1(l).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Offering Amount” means $5,000,000, provided that, the Company and the Placement Agent, by mutual agreement, may sell up to an additional $500,000 in aggregate principal amount of Notes (thus increasing the Maximum Offering Amount to $5,500,000) for the sole purpose of covering over-allotments in connection with the sale of Securities.

“Minimum Offering Amount” means $1,500,000.

“Non-Qualified Financing” means the consummation by the Company of a public offering of Common Stock other than a Qualified IPO, which requires the filing by the Company of a registration statement declared effective under the Securities Act or the Exchange Act and is made in connection with the listing by the Company of the Common Stock on a registered national stock exchange or the quotation of Common Stock on the OTC Bulletin Board or similar quotation service.

“Notes” means the Convertible Promissory Notes due, subject to the terms therein, two years from their date of issuance, issued by the Company to the Purchasers hereunder, in the form of Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PCBs” shall have the meaning ascribed to such term in Section 3.1(cc).

“Piggyback Registration Statement” shall have the meaning ascribed to such term in Section 4.9(a) hereof.

“Piggyback Registrable Securities” shall have the meaning ascribed to such term in Section 4.9(a) hereof.

“Piggyback Request” shall have the meaning ascribed to such term in Section 4.9(a) hereof.

“Piggyback Underwriting Agreement” shall have the meaning ascribed to such term in Section 4.9(b) hereof.

“Piggyback Market Cut-Back” shall have the meaning ascribed to such term in Section 4.9(c) hereof.

“Placement Agent” means Maxim Group LLC.

“PPM” means the Company’s private placement memorandum dated as of July 28, 2010, as supplemented, related to the transactions contemplated hereunder.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5 hereof

“Qualified IPO” means the consummation of an underwritten initial public offering by the Company of shares of Common Stock and/or units consisting of Common Stock and warrants to purchase Common Stock resulting in aggregate gross cash proceeds (before commissions or other expenses) to the Company of at least $10,000,000 and made in connection with the listing by the Company of the Common Stock on a registered national stock exchange or the quotation of Common Stock on the OTC Bulletin Board or similar quotation service.

“Registration Statement” means a Piggyback Registration Statement and any registration statement covering the resale of the Underlying Shares by the Purchaser as provided herein.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) hereof.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Notes (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the conversion price of the Notes is at all times on and after the date of determination 70% of the price at which shares of Common Stock, or shares of Common Stock underlying units (for the sake of clarity, allocating no value to any warrants underlying units), as applicable, are sold in the Qualified IPO (the “IPO Price”).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Amount” means, as to the Purchasers, the aggregate amount to be paid for Notes and Warrants purchased hereunder as specified below the Purchasers’ name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Section 3.1(a) of the Disclosure Schedules, including Lucid International Limited, a British private limited company.

“Transaction Documents” means this Agreement, the Notes, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit B delivered to the Purchasers (and the Placement Agent) at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years from the date hereof.

ARTICLE II.

PURCHASE AND SALE

2.1                                 Closings.  The initial closing of the purchase and sale of the Securities (the “Initial Closing”) shall take place after the Company has accepted subscriptions equal to the Minimum Offering Amount, but no later than the Expiration Date.  From time to time subsequent to the Initial Closing but prior to the Expiration Date, the Company shall continue to accept additional subscriptions and conduct additional closings (each a “Subsequent Closing”) until such time as the aggregate principal amount of the Notes issued pursuant to this Agreement shall equal the Maximum Offering Amount.  For purposes of this Agreement, “Closing” shall be deemed to refer to the Initial Closing and any Subsequent Closing.  The date of a Closing is referred to herein as the “Closing Date”

On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each of the Purchasers severally (and not jointly) agree to purchase, the principal amount of the Notes set forth as the “Subscription Amount” on such Purchaser’s signature page to this Agreement.  The Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its Note and Warrants as determined pursuant to Section 2.2(a), and the other items set forth in Section 2.2 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

2.2                                 Deliveries

a)                                      On the Closing Date, the Company shall deliver to the Purchaser the following:

(i)                                  this Agreement duly executed by the Company;

(ii)                               a Note with a principal amount equal to each Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii)                            Warrants registered in the name of each Purchaser to purchase a number of shares of Common Stock equal to 70% of the principal amount of the Notes purchased by such Purchaser divided by the IPO Price at a per share exercise price of $4.11, as may be adjusted pursuant to the Warrant; and

(iv)                           a legal opinion of Company Counsel in substantially the form of Exhibit D.

b)                                     On the Closing Date, each Purchaser shall deliver or cause to be delivered to Company Counsel the following:

(i)                                  this Agreement duly executed by such Purchaser;

(ii)                               the Purchaser’s Subscription Amount by wire transfer to the account of the Company; and

(iii)                            Schedule A duly completed and executed by such Purchaser (in accordance with the Investment Procedures set fort on the cover page thereof).

c)                                      On the date hereof, the Company and each Purchaser shall execute the Escrow Agreement, in the form of Exhibit C, with American Stock Transfer & Trust Company, LLC, as escrow agent.  Such agreement shall provide for the deposit of the Subscription Amount into the bank account listed in Schedule B attached hereto

2.3                                 Closing Conditions.

a)                                      The obligations of the Company hereunder are subject to the fulfillment of each of the following conditions at each Closing, unless otherwise waived in writing by the Company:

(i)                                  the representations and warranties of the Purchaser set forth in this Agreement and in any certificate or other writing delivered by the Purchaser pursuant hereto shall be complete and accurate in all materials respects, as of the Closing Date as if made at and as of such date;

(ii)                               all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)                            the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement and the Investor Procedures.

b)                                     The obligations of each Purchaser hereunder are subject to the fulfillment of each of the following conditions at each Closing, unless otherwise waived in writing by such Purchaser:

(i)                                  the representations and warranties of the Company set forth in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be complete and accurate in a material respects, as of the Closing Date as if made at and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be complete and correct, and those not so qualified shall be complete and correct in all material respects, on and as of such earlier date);

(ii)                               there have been no events or circumstances of any kind that have or could reasonably be expected to result in a Material Adverse Effect;

(iii)                            there shall not be pending any Proceeding or Action (i) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or (ii) seeking to impose limitations on the ability of such Purchaser to acquire or hold, or exercise full rights of ownership of, the Securities purchased pursuant to this Agreement;

(iv)                           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(v)                              all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the consummation of the terms and conditions contained in this Agreement shall be obtained and effective as of the Closing;

(vi)                           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(vii)                        there shall have been no Material Adverse Effect with respect to the Company and any Subsidiary since the date hereof;

(viii)                     the chief executive officer of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions related to the Company specified in Section 2.3(b)(i) and Section 2.3(b)(iii) have been fulfilled;

(ix)                             the secretary of the Company shall have delivered to Purchaser a certificate certifying (i) the bylaws of the Company, and (ii) the resolutions of the board of directors of the Company approving the Transaction Documents and the transactions contemplated under such documents;

(x)                                the Company shall have delivered to Purchaser an opinion from Company Counsel dated as of the Closing Date, in substantially the form of Exhibit D;

(xi)                             the Company shall have received all consents required as a result of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, where the failure to obtain such consent would prevent, interfere with or delay the consummation of the transactions contemplated by this Agreement;

(xii)                          no banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(xiii)                       the Company shall have prepared a Form D “Notice of Sales of Securities under Regulation D” to be filed with the Commission prior to the Closing (but to the extent not reasonably possible, no later than the requisite time period thereafter).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedule which Disclosure Schedule shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to the Purchaser.

(a)                                  Subsidiary.  All of the direct and indirect subsidiaries of the Company are set forth in Section 3.1(a) of the Disclosure Schedule.  The Company directly owns all of the equity interests of any Subsidiary free and clear of any Liens, and all the issued and outstanding equity interests of any Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)                                 Organization and Qualification.  Each of the Company and any Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and any Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                                  Authorization; Enforcement.  The Company and each Subsidiary has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and each Subsidiary and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part of the Company and no further action is required by the Company and each Subsidiary in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each Subsidiary and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each Subsidiary enforceable against the Company and each Subsidiary in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate incorporation or bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or the Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including, without limitation, federal and state securities laws and regulations, the Federal Food, Drug and Cosmetic Act (the “FDC Act” and any regulation of the United States Food and Drug Administration (the “FDA”)), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing registration, qualification, designation, declaration or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for the filings pursuant to Regulation D of the Securities Act, and applicable state securities laws (such filings, the “Required Approvals”), which have been made or will be made in a timely manner.

(f)                                    Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)                                 Capitalization.  The capitalization of the Company is as set forth on Section 3.1(g) of the Disclosure Schedule.  Other than as set forth on Section 3.1(g) of the Disclosure Schedule, the Company and its Subsidiaries have no indebtedness.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Section 3.1(g) of the Disclosure Schedule, as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of the Company’s securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or any Subsidiary or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s or any of its Subsidiaries’ capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)                                 Financial Statements and Other Financial Data.

(i)                                     The  Company has delivered to the Purchasers its audited financial statement as of December 31, 2008 and  December 31, 2009, and its unaudited balance sheet as of  June 30, 2010 and unaudited statements of income and cash flows for the 6-month period ended June 30, 2010 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of unaudited Financial Statements, to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent December 31, 2009, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  The Company has maintained and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

(ii)                                  The pro forma financial information of the Company reflecting the completion of the Minimum and Maximum Offering Amounts, contained in the PPM were prepared in good faith, are based upon assumptions and estimates that the Company believed to be reasonable at the time of preparation, and fairly represent the Key Employee’s view regarding the financial condition and operating results of the Company.

(i)                                     Material Changes.  Since June 30, 2010, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) each of the Company and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) neither the Company nor its Subsidiaries has altered its method of accounting, (iv) neither the Company nor its Subsidiaries has declared or made any dividend or distribution of cash or other property to is stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) other than as set forth on Section 3.1(i) of the Disclosure Schedule, neither the Company nor its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(j)                                     Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending (including, without limitation, any proceedings involving the FDA) or to the Company’s knowledge, currently threatened in writing (i) against the Company, any Subsidiary or any officer, director or Key Employee of the Company or any Subsidiary arising out of their employment or board relationship with the Company; or (ii) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents.  None of the Company, any Subsidiary or, to the Company’s knowledge, any of its or a Subsidiary’s officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company or any Subsidiary).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(k)                                  Employee Matters.

(i)                                     As of the date hereof, the Company employs 24 full-time employees and zero part-time employees and engages one consultant, other than its legal, tax and accounting advisors, and a web site consultant.  Section 3.1(k)(i) of the Disclosure Schedule sets forth all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, of the Company as well as aggregate compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each employment group within the Company.

(ii)                                  None of the Key Employees, nor to the Company’s knowledge, none of its other employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(iii)          The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(iv)          No Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing.  Except as set forth in Section 3.1(k)(iii) of the Disclosure Schedule, the employment of each employee of the Company is terminable at the will of the Company and except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.  Except as set forth in Section 3.1(k)(iii) of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(v)           The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s board of directors.

(vi)          Section 3.1(k)(vii) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA,  and has complied in all material respects with all applicable laws for any such employee benefit plan.

(vii)         The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(viii)        To the  knowledge of the Company, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

(ix)           Each current and former employee who has contributed to the development, design or invention of any Company Intellectual Property and each officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”).  No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s Confidential Information Agreement.  The Company is not aware that any of such employees is in violation thereof.

(l)            Compliance, Material Contracts.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation the FDC Act or any FDA regulation and all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.  Section 3.1(l) of the Disclosure Schedule contains a true, correct and complete list of all contracts which are material to the operation of the business of the Company or any Subsidiary (“Material Contracts”).  Except as set forth on Section 3.1(l) of the Disclosure Schedule, each Material Contract is in full force and effect and is enforceable in accordance with its terms, and no material defaults enforceable against the Company or any Subsidiary exist thereunder.  Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract.

(m)          Regulatory Permits and Licenses.  The Company and its Subsidiaries possess all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities  or other Person (including, without limitation, the FDA) or other Person necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorship and permits, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and its Subsidiaries have good and marketable title in fee simple to any real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiary, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its Subsidiaries are in compliance.

(o)           Intellectual Property.  The Company owns Company Intellectual Property as set forth on Section 3.1(o) of the Disclosure Schedules.  The Company has no product or service marketed or sold (or proposed to be marketed or sold) by the Company that violates or will violate any license or infringes or will infringe any patents, trademarks, service marks, trade names, copyrights, trade secrets, and proprietary rights of any other Person.  Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or processes of any other Person.  The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.  To the knowledge of the Company, it has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.  To the knowledge of the Company, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant who will contribute to the development, design or invention of the Company’s proprietary information that is material to the conduct of the Company’s business as presently proposed to be conducted has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as presently proposed to be conducted.  The Company currently does not have any proprietary rights in any patent applications, patents, trademark applications, registered trademarks or service marks.  Section 3.1(o) of the Disclosure Schedule lists all registered domain names of the Company Intellectual Property.

(p)           Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiary are engaged, at least equal to the aggregate Subscription Amount.  Such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any

Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)            Certain Fees.  Except as set forth on Section 3.1(r) of the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(s)           Private Placement.  Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act or state securities laws is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(t)            Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(u)           Registration Rights and Voting Agreements.  Except as contemplated by the transactions hereunder or as set forth on Section 3.1(u) of the Disclosure Schedule, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  To the knowledge of the Company, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

(v)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(w)          Solvency.  For purposes of this representation, the term “Company” shall include any Subsidiary.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Section 3.1(w) of the Disclosure Schedule sets forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(x)            Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid or for which extensions have not been timely filed.  There are no accrued and unpaid federal, state, county, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  To the knowledge of the Company, no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency are presently pending.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns or extensions therefor required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(y)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(z)            Foreign Corrupt Practices.  For purposes of this representation, the term “Company” shall include the Subsidiary.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa)         Seniority. Except as set forth on Section 3.1(aa) of the Disclosure Schedule, as of the Closing Date, no indebtedness or other equity of the Company is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness in favor of the Purchasers pursuant to the Notes, indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(bb)         No Disagreement with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary and the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers.  By making this representation, each of the Company and its Subsidiaries does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its Subsidiaries and its lawyers.

(cc)         Environmental and Safety Laws.  Except as could not reasonably be expected to have a Material Adverse Effect, to the best of the Company’s knowledge (a) the Company is not subject to any Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to the Purchasers true and complete copies of any material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

(dd)         Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchasers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.  The Company further acknowledges that in addition to purchasing Securities, the Purchasers or their affiliates may directly or indirectly own equity interests in the Company and that such parties, exercising their rights hereunder may adversely impact their other holdings as well as the other equity holders in the Company.

(ee)         Books and Records.  The Company and its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and any Subsidiary.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)           Warranties; Product Liability.  The Company has not received any oral or written notice relating to any claim involving: (i) any product sold, or any service provided, by the Company, resulting from any alleged breach of contractual requirements, express or implied, applicable thereto; (ii) any breach of any product warranty (whether express or implied), strict liability in tort, negligent design, specification, processing or manufacture of product or negligent provision of services, defective design, specification, processing or manufacture of product or failure to warn or absence of or defective warnings or instructions; or (iii) any alleged noncompliance with any applicable governmental, trade association or regulatory specifications or standards for any product sold, or any service provided, by the Company.  Except as disclosed on Section 3.1(ff) of the Disclosure Schedule, no product sold, leased, licensed or delivered by the Company is subject to any express guaranty, warranty, right to return, right of credit or other indemnity.

(gg)         Status of the Product.  The Company has not received any notice with respect to any claim that the current design of the Product will require significant alteration or redesign to achieve FDA 510(k) clearance.  The term “significant alteration or redesign” as used in this section shall mean any alteration or redesign which significantly delays or is reasonably likely to significantly delay receipt of FDA Approval.  Purchasers have been provided with a detailed listing of all material information within the knowledge of the Company which is relevant to the safety, effectiveness or performance of the Product, including all materials, technical, testing, manufacturing processes, performance, laboratory and clinical data related to the Product, any Clinical Study or the IDE and all material communications from the FDA with respect to the Product, the Clinical Study or the IDE or the requirements for any PMA Application, and has provided Purchaser with true and complete copies of all such information requested by Purchasers.  The Company has not received any notices of any potential limitations, deficiencies, restrictions, post-approval requirements or labeling requirements with respect to the Product.

(hh)         Medical Regulation.

(i)            Except as disclosed on Section 3.1(hh)(i) of the Disclosure Schedule, the Company and each of its clinical investigators, have been and are in compliance in all material respects with all statutes, laws, regulations, directives, and regulatory requirements applicable to their respective activities relating to the IDE.

(ii)           All submissions made by or on behalf of the Company or any of its Affiliates in connection with the Product to any Governmental Entity, Notified Body or clinical investigator contained data and information were and are accurate and complete in all material respects, including without limitation any IDE Application, submissions to FDA regarding the PMA Application, submissions to a Notified Body under the Medical Devices Directive, and submissions to regulatory authorities outside the United States.

(iii)          The Company has obtained and maintains in good standing all necessary licenses, exemptions, registrations, authorizations, and/or approvals to conduct any required Clinical Study and other uses of the Product under the IDE.

(iv)          The Company has obtained and maintains in good standing all necessary licenses, exemptions, registrations, certifications, permits, authorizations, and/or approvals to distribute, label, market, test, promote and/or advertise the Product in North America, and has made all submissions in connection with the Product required by any Governmental Entity or Notified Body, including without limitation adverse event reports.

(v)           There have been no recalls, detentions, field notifications, corrections or removals, or seizures of any Product, or any component of the Product, undertaken voluntarily by the Company, or by the manufacturer of the Product, or by any component supplier, or ordered or, to the knowledge of the Company, threatened by any Governmental Entity.

(vi)          Neither the Company nor the manufacturer of the Product has received any Warning Letter or FDCA Section 305 Notice from FDA, except as disclosed in Section 3.1(hh)(vi) of the Disclosure Schedules.

(vii)         There have not been any written notices, citations, or published decisions by any Governmental Entity or Notified Body that the Product is defective or fails to meet any applicable regulations or standards issued or promulgated by any Governmental Entity, and the Company and its Affiliates have not received any notice from any Governmental Entity or Notified Body that there exists any reasonable grounds for a claim of defectiveness or failure to meet any applicable regulation or standard.

(viii)        There have not been and are not any pending, or to the knowledge of the Company, threatened, adverse claims or actions against the Company or any of its Affiliates in connection with the Product by any Governmental Entity.

(ii)           Disclosure.  The Company understands and confirms that each Purchaser will rely on the foregoing representations and covenants in effecting transactions in the Securities.  All disclosure provided to the Purchasers including, but not limited to, information provided in the PPM, regarding the Company, its Subsidiary, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Authority; No Consent.  Each Purchaser has full power and authority to enter into the Transaction Documents and perform all of its obligations under the Transaction Documents. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Purchaser Representation.  Each Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Each Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Each Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Purchaser Status.  At the time each Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)           Experience of the Purchaser.  The Purchaser is a sophisticated investor and has substantial experience in evaluating and investing in securities of companies similar to the Company so that it is capable of evaluating, and has independently evaluated, the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Purchaser may be required to bear the economic risk of this investment indefinitely and has independently concluded that it is financially able to bear those risks

(e)           Company Information.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company.  The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.  The Purchaser has been provided with a private placement memorandum together with all applicable exhibits in connection with its decision to enter into this Agreement and acquire the Securities.

(f)            General Solicitation.  Each Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)           No Public Market.  Each Purchaser understands that no public market now exists for the Securities or the Underlying Shares, and that the Company has made no assurance that a public market will ever exist for the Securities or the Underlying Shares

(h)           Foreign Investor. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(i)            Residence. Each Purchaser’s principal place of business is identified in the address of the Purchaser as set for in the signature page of this Agreement.

The Company acknowledges and agrees that the Purchasers do not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company will require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THIS [NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE] [WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION.  THIS [NOTE AND SUCH SECURITIES HAVE] [WARRANT AND SUCH SECURITIES HAVE] BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD,

PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchasers may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to Section 4.9 hereunder, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)           Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(i), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of a Note or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(i) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2           Securities Laws Disclosure; Publicity.  The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchasers, or without the prior consent of the Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication; provided, however, the Placement Agent shall be entitled to (i) issue a press release with respect to the transactions contemplated hereby with two days prior notice, or (ii) disclose the transactions contemplated hereby in connection with its marketing materials.

4.3           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.4           Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by the Purchasers to or with any current stockholder), solely as a result of such  Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of such Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, such Purchaser and any such Affiliate and any such Person.  The Company also agrees that neither such Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.5           Indemnification of Purchasers.  Subject to the provisions of this Section 4.5, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings any Purchasers may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.6           Reservation of Securities.

(a)   The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)   If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use its best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 30th day after such date.

4.7           Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for payment of certain vendor payables, including legal and other professional fees and the balance for working capital and general corporate purposes, including payment of transaction fees and expenses as contemplated in Section 5.2 hereunder.

4.8           Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes.  No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes.  The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.9           Piggyback Registration Rights

(a)   If at any time from and after the date hereof the Company shall determine to register any of its securities, whether for sale for its own account or for the account of any other Person, other than registration statements relating to (i) employee, consultant or distributor compensation or incentive arrangements, including employee benefit plans, or (ii) acquisitions or any transaction or transactions under Rule 145 under the Securities Act or any successor rule with similar effect, then the Company will promptly give the Purchasers written notice thereof and include in such registration statement (a “Piggyback Registration Statement”), including any underwriting involved therein, all Securities (the “Piggyback Registrable Securities”) specified in a written request made by each Purchaser (a “Piggyback Request”) within 15 (fifteen) Business Days (or such later time as the underwriters may allow in writing) after receipt of such written notice from the Company.

(b)   If the Piggyback Registration Statement of which the Company gives notice is for an underwritten public offering or the Company proposes to do an underwritten take down from an unallocated or universal shelf registration, the Company shall so advise the Purchasers as a part of the written notice given pursuant to Section 4.7(a).  In such event, the right of a Purchaser to registration pursuant to this Section 4 (or to participate in an underwritten take down in the case of an unallocated or universal shelf registration) shall be conditioned upon the agreement of the Purchaser to participate in such underwriting and in the inclusion of such Piggyback Registrable Securities in the underwriting to the extent provided herein.  The Purchasers shall (together with the Company and any other holders distributing securities in such Piggyback Registration Statement, if any) enter into an underwriting agreement (the “Piggyback Underwriting Agreement”) in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If a Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriters.  Any Piggyback Registrable Securities excluded from such underwriting shall be excluded from such Piggyback Registration Statement.

(c)   Notwithstanding any other provision of this Agreement, if in connection with an underwritten public offering, the managing underwriters pursuant to a Piggyback Request determine, in their sole discretion that, after including all the shares proposed to be offered by the Company and all the shares of any other Persons entitled to registration rights with respect to such Piggyback Registration Statement (pursuant to other agreements with the Company), marketing factors require a limitation of the number of Piggyback Registrable Securities to be underwritten (a “Piggyback Market Cut-Back”), the Company shall include in the registration (i) in the event that such registration is on behalf of shareholders of the Company having demand registration rights under other agreements with the Company (A) first, the securities requested to be registered by such other shareholders, and (B) second, the Piggyback Registrable Securities requested to be included in the registration and securities, if any, requested to be included by others having these rights, pro rata among the holders of Piggyback Registrable Securities which are to be registered and sold pursuant to the Piggyback Registration Statement and others exercising these rights, on the basis of the number of securities requested to be included by the holders of such Piggyback Registrable Securities and the others exercising these rights; and (ii) in the event that such registration is on behalf of the Company, (A) first, the securities that the Company proposes to sell, (B) second, the Piggyback Registrable Securities requested to be included in the registration and securities, if any, requested to be included by others having these rights, pro rata among the holders of the Piggyback Registrable Securities which are to be registered and sold pursuant to such Piggyback Registration Statement and others exercising these rights, on the basis of the number of the Piggyback Registrable Securities requested to be included by holders of such Piggyback Registrable Securities, and others exercising these rights; provided, however, in no event shall the amount of Piggyback Registrable Securities of the Purchasers included in the underwriting on behalf of the Company (together with any other securities of the Purchasers being included in the underwriting pursuant to other agreements with the Company) be reduced below thirty-five percent (35%) of the total amount of securities included in such offering.  The Piggyback Market Cut-Back shall not apply to offerings that are not underwritten public offerings.

(d)   Except to the extent specifically provided in this Section 4.7, the procedures to be followed by the Company and the Purchasers, and the respective rights and obligations of the Company and the Purchasers, with respect to the distribution of any Piggyback Registrable Securities by the Purchasers pursuant to any Piggyback Registration Statement filed by the Company shall be as set forth in the Piggyback Underwriting Agreement, or any other agreement or agreements governing the distribution of such Piggyback Registrable Securities pursuant to such Piggyback Registration Statement.

(e)   Notwithstanding the foregoing, however, nothing in this Section 4.7, or any other provision of this Agreement, shall be construed to limit the absolute right of the Company, for any reason and in its sole discretion (i) to delay, suspend or terminate the filing of any Piggyback Registration Statement; (ii) to delay the effectiveness of any Piggyback Registration Statement; or (iii) to withdraw such Piggyback Registration Statement.

4.10         Non-Issuance Payment. In the event that the Company fails to complete either a Qualified IPO or a Non-Qualified Financing prior to the Issuance Cut Off Date, then, in addition to any other rights or remedies the Purchasers may have hereunder, at law, or in equity, on each of the date immediately after the Issuance Cut Off Date and on each monthly anniversary thereof until the Company completes a Qualified IPO or Non-Qualified Financing, a payment (each an “Accrual” and collectively, the “Total Payment”) from the Company to the Purchaser shall accrue.  Each Accrual (to be paid in cash as set forth below), which constitutes partial liquidated damages and is not a penalty, shall be equal to 1.5% of the Purchaser’s Subscription Amount; provided, however, that the Total Payment paid by the Company shall not exceed 10% of the Purchaser’s Subscription Amount.  The Total Payment accrued shall be transferred to the Purchaser immediately after the first to occur of (i) a Qualified IPO, (ii) a Non-Qualified Financing or (iii) the maturity of the Note.

ARTICLE V.

MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before the Expiration Date; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees.  At the Closing, the Company has agreed to (i) pay the Placement Agent a placement fee equal to 10% of the gross proceeds received by the Company from all Purchasers for the purchase of Securities (the “Gross Proceeds”) and (ii) reimburse the Placement Agent for transaction related expenses up to 1% of Gross Proceeds (excluding legal expenses).  The Placement Agent shall also receive five-year warrants to purchase shares of Common Stock equal to 3% of the number of Common Shares underlying the Securities in connection herewith.  Notwithstanding anything contrary herein or elsewhere, the Company will reimburse the Placement Agent in a timely manner for all expenses incurred in connection with the offering contemplated hereby, including the legal expenses of the Placement Agent of $60,000.  The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall also pay all blue sky fees, transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the email or facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent in the same manner as such notice was delivered to Thomas Willett, Esq., Harris Beach PLLC, 99 Garnsey Road, Pittsford, New York 14534, and if notice is given to the Purchasers, a copy (which shall not constitute notice) shall also be sent in the same manner as such notice was delivered to Yvan-Claude Pierre, Esq., DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and Purchasers holding not less than sixty-six and two-thirds percent (66 2/3%) of the principal amount of Notes then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.8           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding a majority of the principal amount of Notes then outstanding.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchaser.”

5.9           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.10         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of  New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.11         Survival.  The representations and warranties of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement from a period of two (2) years from the Closing (unless extended by the applicable statue of limitations), and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

5.12         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.13         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.14         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.15         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.16         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.18         Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchasers to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchasers’ election.

5.19         Liquidated Damages; Remedies Cumulative.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.  The remedies provided herein are cumulative and not exclusive of any other remedies available hereunder, at law, or in equity.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LUCID, INC.	Address for Notice:
2320 Brighton Henrietta T/L Road
Rochester, NY 14623

	Telephone:	(585) 239-9800
Name: Jay M. Eastman, Ph.D.	Facsimile:	(585) 239-9806
Title: Chief Executive Officer	Email:

With a copy to (which shall not constitute notice):	Harris Beach PLLC
99 Garnsey Road
Pittsford, NY 14534
Attn: Thomas E. Willett, Esq.
	Telephone:	(585) 419-8800
	Facsimile:	(585) 419-8801
	Email:	TWillett@HarrisBeach.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO NOTE AND WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Entity:

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as above):

Subscription Amount:

Warrant Shares:

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[SCHEDULE A TO BE COMPLETED BY PURCHASER FOLLOWS]

SCHEDULE A

INVESTMENT PROCEDURES

Prospective investors should read the Confidential Private Placement Memorandum for Lucid, Inc. (the “Company”), the Note and Warrant Purchase Agreement, of which this is a part (the “Purchase Agreement”) and the other Transaction Documents (as defined in the Purchase Agreement) as well as this Schedule A and the Anti-Money Laundering Supplement, prior to subscribing to the Company for the Securities (as defined in the Purchase Agreement).

If you are interested in purchasing the Securities, please complete all applicable pages as indicated below and promptly return this Schedule A, including the Anti-Money Laundering Supplement, to the Company to reserve such shares in the Company.  Your subscription will not be deemed complete, and you will not be deemed a investor in the Company regardless of whether you have already wired or deposited funds, until all of the required documentation listed below is received by the Company or Maxim Group LLC.  For additional information, please contact Jim Alfaro at (212) 895-3636.

☐                                    Signature Pages to the Purchase Agreement and to this Schedule A (page A-    )

☐                                    Certification of Non-Foreign Status and Substitute Form W-9 (page A-    )

☐                                    General Eligibility Representations, including the Anti-Money Laundering Supplement (pages A-     to A-    )

I.                                         Substitute Form W-9

CERTIFICATION OF NON-FOREIGN STATUS AND SUBSTITUTE FORM W-9

For All Investors

The Investor certifies that it is a “United States Person” (including a U.S. Resident Alien) (as that term is defined in the Internal Revenue Code of 1986, as amended, including income tax regulations) for purposes of U.S. Federal income taxation.  The Investor further certifies that its U.S. taxpayer identification number, as it appears on the Investor Profile Form in this Schedule A, is true and correct.  The Investor further certifies that it is NOT subject to backup withholding because either (1) it is exempt from backup withholding, (2) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified it that it is no longer subject to backup withholding.*  The Investor makes these certifications under penalty of perjury and understands that they may be disclosed to the IRS by the Company and that any false statement contained in this paragraph could be punished by fine and/or imprisonment.

Signature	Date

*                                         The Investor must cross out the preceding sentence if it has been notified by the IRS that it is currently subject to backup withholding because it has failed to report all interest and dividends on its tax return.

II.                                     GENERAL ELIGIBILITY REPRESENTATIONS

PLEASE INITIAL NEXT TO THE DEFINITION THAT APPLIES

AND SIGN THE SIGNATURE PAGE BELOW

A.                                    ACCREDITED INVESTOR REPRESENTATIONS

The Investor certifies that the Investor is an “accredited investor” as defined in Regulation D promulgated under the Securities Act because:

(Please initial as appropriate)

(A)                               Individuals and Revocable Grantor Trusts (to be completed in respect of the Grantor of any such trust)

1.

The Investor has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000. As used herein, “net worth” means the excess of total assets at fair market value over total liabilities, excluding, however the value of the Investor’s principal residence, but including any net indebtedness with respect to such residence; or

Initial

2.

The Investor had individual income (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. *

Initial

(B)                               Corporations, Foundations, Endowments, Partnerships or Limited Liability Companies

	1.	The Investor has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Interests offered; or
Initial

	2.	Each of the Investor’s equity owners is an accredited investor for either of the following reasons:
Initial

(a)

the equity owner of the Investor has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000. As used herein, “net worth” means the excess of total assets at fair market value over total liabilities, excluding, however the value of the Investor’s principal residence, but including any net indebtedness with respect to such residence; or

(b) the equity owner of the Investor has individual income (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two

* For purposes of this Schedule A, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse):  (i) the amount of any tax-exempt interest income under Section 103 of the United States Internal Revenue Code of 1986, as amended (the “Code”), received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.** The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

(C)                              Employee Benefit Plans

1.

The Investor is an employee benefit plan within the meaning of ERISA, and the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser. The name of such plan fiduciary is:

Initial

**                                  For purposes of this Schedule A, individual income means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse):  (i) the amount of any tax-exempt interest income under Section 103 of the Code, received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

	2.	The Investor is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000; or
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3.

The Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000.

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(D)                              Individual Retirement Accounts, Keogh Plans and Other Self-Directed Defined Contribution Plans

The Investor is an individual retirement account, Keogh Plan or other self-directed defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the investing participant is an accredited investor because such participant has a net worth of at least $1,000,000 or has had an individual income of at least $200,000 (or a joint income with spouse of at least $300,000) in each of the last two years and reasonably expects to reach the same income level in the current year. The Company, in its sole discretion, may request information regarding the basis on which such participants are accredited.

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(E)                                Section 501(c)(3) Organizations

The Investor is an organization described in Section 501(c)(3) of the Code of 1986, was not formed for the specific purpose of acquiring the Interests offered and has total assets in excess of $5,000,000.

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(F)                                Trusts

1.

The Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Interests offered and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment; or

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2.

The Investor is: (a) a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act; (b) acting in a fiduciary capacity; and (c) subscribing for the purchase of the interests being offered on behalf of a trust account or accounts; or

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3.

The Investor is a revocable trust which may be amended or revoked at any time by the grantors thereof and all of the grantors are accredited investors as described herein. The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

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(G)                              Banks, Savings and Loans and Similar Institutions

The Investor is a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual capacity.

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(H)                              Insurance Companies

The Investor is an insurance company as defined in Section 2(13) of the Securities Act.
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(b)                                 The Investor certifies that this representation is true and correct and hereby agrees to notify the Company of any change which occurs in such information prior to the Company’s issuance of an Interest hereunder.

B.                                    ANTI-MONEY LAUNDERING REPRESENTATIONS

(A)                              Payment Information

(a)                                  If your payment to the Company is being wired from an Oppenheimer Brokerage Account, the number of such account:

If your payment is not being wired from an Oppenheimer Brokerage Account, please complete items (b), (c) and (d), below:

(a)                                  Name of the bank from which your payment to the Company is being wired or your check is being drawn (the “Wiring Bank”):

(b)	Is the Wiring Bank located in a FATF Country(1)?	Yes	☐	No	☐

If yes please answer question (d) below.

(c)	Are you a customer of the Wiring Bank?	Yes	☐	No	☐

If you answered no to any of the above, the Company may request such additional information as it may reasonably require.

You must wire all payments to the Company from an account in your name.

(B)                                Representations and Covenants of the Investor

You should check the website of the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”)

(1)                                 As of the date hereof, countries that are members of the Financial Action Task Force on Money Laundering (each, a “FATF Country”) are:  Argentina, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Iceland, Ireland, Italy, Japan, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States.

at <http://www.treas.gov/ofac> before making the following representations.

(a)                                  The Investor represents that the amounts contributed by it to the Company were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.

Federal regulations and executive orders administered by U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.(2)  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.teras.gov/ofac>.  In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

The Investor represents and warrants that, to the best of its knowledge, none of:

(1)                                  the Investor;

(2)                                  any person controlling or controlled by the Investor;

(3)                                  if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or

(4)                                  any person for whom the Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under the OFAC Programs.

Please be advised that the Company may not accept any amounts from a prospective investor if it cannot make the representation set forth in the preceding paragraph.  If an existing Investor can not make these representations, the Company may be required to refund your investment.

(b)                                 The Investor agrees to notify the Company promptly in writing should the Investor become aware of any change in the information set forth in these representations.  The Investor is advised that, by law, the Company may be obligated to “freeze the account” of such Investor, either by prohibiting additional investments from the Investor, declining any withdrawal requests and/or segregating the assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the Investor’s identity to OFAC or other applicable governmental and regulatory authorities.  The Investor further acknowledges that the Company may, by written notice to the Investor, refund such proceeds it reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company.

(c)                                  The Investor represents and warrants that, to the best of its knowledge, none of:

(1)                                  the Investor;

(2)                                  any person controlling or controlled by the Investor;

(3)                                  if the Investor is a privately held entity, any person having a beneficial interest in the Investor; or

(2)                                  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(4)                                  any person for whom the Investor is acting as agent or nominee in connection with this investment is a senior foreign political figure,(3) or any immediately family member(4) or close associate(5) of a senior foreign political figure as such terms are defined in the footnotes below.

(d)                                 If the Investor is a non-U.S. banking institution (a “Foreign Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Investor represents and warrants to the Company that:

(1)                                  the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;

(2)                                  the Foreign Bank employs one or more individuals on a full-time basis;

(3)                                  the Foreign Bank maintains operating records related to its banking activities;

(4)                                  the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and

(5)                                  the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(e)                                  The Investor agrees that, upon the request of the Company, it will provide such information as the Company requires to satisfy applicable anti-money laundering laws and regulations, including, without limitation, the Investor’s anti-money laundering policies and procedures, background documentation relating to its directors, trustees, settlors and beneficial owners, and audited financial statements, if any.

(3)                                  A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(4)                                  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

(5)                                  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

III.                                 SIGNATURES

SIGNATURE PAGES

IN WITNESS WHEREOF, the undersigned has executed this Schedule A as of the day first written above.

INDIVIDUALS	ENTITIES

Signature	Print Name of Entity

By:
Print Name	Authorized Signature

Additional Investor Signature	Print Name and Title

Print Name

Subscription Amount: $

Name of Trustees or Other Fiduciaries Exercising Investment

Discretion with Respect to Benefit Plan or Trust

Signature	Printed Name	Title

Agreement of Custodian of Individual Retirement Account

The undersigned, being the custodian of the above named individual retirement account, hereby accepts and agrees to this subscription.

By:
	Signature of Authorized Signatory	Name of Custodian (Please Type or Print)

Name of Authorized Signatory (Please Type or Print)

ACCEPTED BY THE COMPANY this the            day of                   , 2010.

LUCID, INC.

By:
Jay M. Eastman, Ph.D.
Chief Executive Officer

SCHEDULE B

Escrow Wire Instructions

Bank	JP MORGAN CHASE BANK

ABA #	021 000 021

ACCOUNT #	323-836925

ACCOUNT NAME:	AMERICAN STOCK TRANSFER AND TRUST COMPANY LLC AS AGENT FOR LUCID FBO CLIENT/INVESTOR’S NAME.

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF ESCROW AGREEMENT

EXHIBIT D

FORM OF COMPANY COUNSEL OPINION